Exhibit 5.1

MARTIN LIPTON

HERBERT M. WACHTELL

EDWARD D. HERLIHY

DANIEL A. NEFF

STEVEN A. ROSENBLUM

JOHN F. SAVARESE

SCOTT K. CHARLES

JODI J. SCHWARTZ

ADAM O. EMMERICH

RALPH M. LEVENE

RICHARD G. MASON

ROBIN PANOVKA

DAVID A. KATZ

ILENE KNABLE GOTTS

TREVOR S. NORWITZ

ANDREW J. NUSSBAUM

RACHELLE SILVERBERG

STEVEN A. COHEN

DEBORAH L. PAUL

DAVID C. KARP

RICHARD K. KIM

JOSHUA R. CAMMAKER

MARK GORDON

JEANNEMARIE O’BRIEN

WAYNE M. CARLIN

STEPHEN R. DiPRIMA

NICHOLAS G. DEMMO

IGOR KIRMAN

JONATHAN M. MOSES

T. EIKO STANGE

WILLIAM SAVITT

GREGORY E. OSTLING

DAVID B. ANDERS

ADAM J. SHAPIRO

NELSON O. FITTS

JOSHUA M. HOLMES

DAVID E. SHAPIRO

DAMIAN G. DIDDEN

IAN BOCZKO

MATTHEW M. GUEST

DAVID E. KAHAN

DAVID K. LAM

BENJAMIN M. ROTH

JOSHUA A. FELTMAN

51 WEST 52ND STREET NEW YORK, N.Y. 10019-6150 TELEPHONE: (212) 403-1000 FACSIMILE: (212) 403-2000

ELAINE P. GOLIN

EMIL A. KLEINHAUS

KARESSA L. CAIN

RONALD C. CHEN

BRADLEY R. WILSON

GRAHAM W. MELI

GREGORY E. PESSIN

CARRIE M. REILLY

MARK F. VEBLEN

SARAH K. EDDY

VICTOR GOLDFELD

RANDALL W. JACKSON

BRANDON C. PRICE

KEVIN S. SCHWARTZ

MICHAEL S. BENN

ALISON ZIESKE PREISS

TIJANA J. DVORNIC

JENNA E. LEVINE

RYAN A. McLEOD

ANITHA REDDY

JOHN L. ROBINSON

JOHN R. SOBOLEWSKI

STEVEN WINTER

EMILY D. JOHNSON

JACOB A. KLING

RAAJ S. NARAYAN

VIKTOR SAPEZHNIKOV

MICHAEL J. SCHOBEL

ELINA TETELBAUM

ERICA E. AHO

LAUREN M. KOFKE

ZACHARY S. PODOLSKY

RACHEL B. REISBERG

MARK A. STAGLIANO

CYNTHIA FERNANDEZ LUMERMANN

CHRISTINA C. MA

NOAH B. YAVITZ

BENJAMIN S. ARFA

NATHANIEL D. CULLERTON

ERIC M. FEINSTEIN

ADAM L. GOODMAN

STEVEN R. GREEN

MENG LU

GEORGE A. KATZ (1965–1989) JAMES H. FOGELSON (1967–1991) LEONARD M. ROSEN (1965–2014) OF COUNSEL

ANDREW R. BROWNSTEIN

MICHAEL H. BYOWITZ

KENNETH B. FORREST

BEN M. GERMANA

SELWYN B. GOLDBERG

PETER C. HEIN

JB KELLY

JOSEPH D. LARSON

LAWRENCE S. MAKOW

PHILIP MINDLIN

THEODORE N. MIRVIS

DAVID S. NEILL

HAROLD S. NOVIKOFF

ERIC S. ROBINSON ERIC M. ROSOF MICHAEL J. SEGAL WON S. SHIN DAVID M. SILK ROSEMARY SPAZIANI ELLIOTT V. STEIN LEO E. STRINE, JR.* PAUL VIZCARRONDO, JR. JEFFREY M. WINTNER AMY R. WOLF MARC WOLINSKY
* ADMITTED IN DELAWARE COUNSEL
DAVID M. ADLERSTEIN SUMITA AHUJA FRANCO CASTELLI ANDREW J.H. CHEUNG PAMELA EHRENKRANZ ALINE R. FLODR KATHRYN GETTLES-ATWA ADAM M. GOGOLAK	ANGELA K. HERRING MARK A. KOENIG CARMEN X.W. LU J. AUSTIN LYONS ALICIA C. McCARTHY JUSTIN R. ORR NEIL M. SNYDER JEFFREY A. WATIKER

February 22, 2024

Global Payments Inc.
3550 Lenox Road
Atlanta, Georgia 30326

Re:             Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special outside counsel to Global Payments Inc., a Georgia corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration, pursuant to the Securities Act of 1933, as amended (including the rules and regulations thereunder, the “Act”), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder relating to (A) $1,500,000,000 aggregate principal amount of the 1.00% Convertible Senior Notes due 2029 (the “Notes”) issued by the Company pursuant to the terms of (i) the Investment Agreement, dated as of August 1, 2022, by and among the Company, Silver Lake Partners VI DE (AIV), L.P., and Silver Lake Alpine II, L.P. (the “Investment Agreement”) and (ii) the Indenture, dated as of August 8, 2022, between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as amended by the First Supplemental Indenture, dated as of December 14, 2022, between the Company and the Trustee (the “Indenture”); and (B) the shares of common stock, no par value, of the Company to be issued upon the conversion of the Notes, if any (the “Conversion Shares” and together with the Notes, the “Securities”) pursuant to the Indenture.

Global Payments Inc.

For the purposes of giving this opinion, we have examined the Registration Statement, the Investment Agreement, the Indenture and the Third Amended and Restated Articles of Incorporation, as amended, and the Twelfth Amended and Restated Bylaws of the Company. We have also examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have deemed relevant and necessary in connection with this opinion, and have assumed the accuracy of and compliance with such records, agreements, documents and other instruments. As to questions of fact material to this opinion, we have relied, with your approval, upon oral and written representations of the Company and certificates or comparable documents of public officials and of officers and representatives of the Company.

In making such examination and rendering this opinion, we have assumed, without verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the authenticity of the originals of such documents submitted to us as certified copies, the conformity to originals of all documents submitted to us as copies, the authenticity of the originals of such documents, that all documents submitted to us as certified copies are true and correct copies of such originals and the legal capacity of all individuals executing any of the foregoing documents. We have also assumed the valid authorization, execution and delivery of the Investment Agreement and the Indenture by each party thereto, the accuracy of representations and warranties set forth therein, compliance of covenants and agreements set forth therein, and we have assumed that each party thereto (in the case of parties which are not natural persons) has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, that each party thereto has the legal capacity, power and authority to perform its obligations thereunder, that each party thereto has not and will not take any action or enter into any agreement, document, arrangement or transaction which may in any way prohibit or restrict its ability to perform its obligations thereunder or the Company’s ability to issue Conversion Shares under its restated certificate of incorporation, as amended, and amended and restated bylaws and that the Indenture constitutes the valid and binding obligation of the Trustee, enforceable against it in accordance with its terms. We have also assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), are effective under the Securities Act of 1933, as amended (including the rules and regulations thereunder) and all Notes and Conversion Shares have been and will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement.

We are members of the Bar of the State of New York, and we have not considered, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of New York that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Investment Agreement and the Indenture or the transactions governed by the Investment Agreement and the Indenture as of the date hereof (the “Relevant Laws”). Without limiting the generality of the foregoing definition of Relevant Laws, the term “Relevant Laws” does not include any law, rule or regulation that is applicable to the Company, the Investment Agreement or the Indenture or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to the Investment Agreement or the Indenture or any of its affiliates due to the specific assets or business of such party or such affiliate.

Global Payments Inc.

Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Georgia, we have relied upon the opinion letter, dated the date hereof, of David L. Green, Senior Executive Vice President, Chief Administrative and Legal Officer and Corporate Secretary of the Company, which opinion letter is being filed as Exhibit 5.2 to the Registration Statement.

Based upon and subject to the foregoing examination and in reliance thereon, and subject to the qualifications, assumptions and limitations stated herein and in reliance on statements of fact contained in the documents that we have examined or reviewed, we are of the opinion that: as of the date hereof, the Notes are valid and binding obligations of the Company, enforceable against the Company in accordance with the terms of the Indenture.

This opinion is subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting the rights or remedies of creditors generally, (b) general equitable principles (whether considered in a proceeding in equity or at law) (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity), (c) an implied covenant of good faith and fair dealing and (d) applicable law and public policy with respect to rights to indemnity and contribution. We express no opinion with respect to the enforceability of (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) broadly or vaguely stated waivers of rights; (v) provisions authorizing or validating conclusive or discretionary determinations; (vi) restrictions upon non-written modifications and waivers; (vii) severability clauses; or (viii) provisions for liquidated damages, default interest, late charges, monetary penalties, forfeitures, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Notes or Conversion Shares and their governing documents. Furthermore, the manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. We express no opinion as to the effect of Section 210(p) of the Dodd-Frank Wall Street Reform and Consumer Protection Act.

We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof, including, without limitation, the enforceability of the governing law provision contained in the Securities and their governing documents.

This opinion speaks only as of its date and we undertake no (and hereby disclaim any) obligation to update this opinion. We hereby consent to the filing of copies of this opinion letter as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Validity of Securities.” In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz